Exhibit 10.5

SHAREHOLDERS AGREEMENT

SHAREHOLDERS AGREEMENT, dated as of September 23, 2002 by and between Columbus Bank and Trust Company, a state chartered bank organized under the laws of the State of Georgia (“CB&T”), and CompuCredit Corporation, a Georgia corporation (“CompuCredit”) (CB&T and CompuCredit sometimes hereinafter collectively referred to as the “Shareholders” or individually as a “Shareholder”).

PREAMBLE

WHEREAS, CompuCredit and CB&T are entering into an Amendment to Affinity Card Agreement, dated as of September 23, 2002 (the “Amendment”); and

WHEREAS, in order to secure its obligations under the the Affinity Card Agreement, as amended, CompuCredit has pledged 49% of the shares of common stock of each of CompuCredit Funding Corp. and CompuCredit Funding Corp. II (each, a “Company” and together, the “Companies”) set forth in Schedule A to the Pledge and Security Agreement, dated as of September 23, 2002, between CompuCredit and CB&T (the “Pledge and Security Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

ELECTION OF DIRECTORS

1.1.                              Election of Directors.  So long as no Event of Default shall have occurred and be continuing, CompuCredit shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement and the Pledge and Security Agreement.  During any period when both (a) an Event of Default has occurred and is continuing, and (b) a Company is not distributing as dividends to holders of its common stock amounts that CB&T reasonably determines to be appropriate, CompuCredit hereby covenants and agrees to vote all shares of capital stock of such Company presently owned or hereafter acquired by them (whether owned of record or over which any person exercises voting control), at any time at which stockholders of the Company will have the right to or will vote for or render consent in writing regarding the election or removal of directors of the Company, or an increase or decrease in the number of directors in favor of and in order to elect as directors of such Company such persons as shall be designated by CB&T.

ARTICLE II

MISCELLANEOUS

2.1.                              Transfer of Stock.  CompuCredit agrees not to transfer any of the shares of capital stock of the Companies unless the transferee (including transferees obtaining such shares in connection with a Permitted Transfer, as hereinafter defined) agrees in writing to be bound by the terms and conditions of this Agreement and executes a counterpart of this Agreement, and unless CompuCredit has complied with applicable law in connection with such transfer.

2.2.                              Duration of Agreement.  The rights and obligations of each party under this Agreement shall terminate upon the termination of the Pledge and Security Agreement.

2.3.                              Severability; Governing Law.  If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

2.4.                              Costs of Enforcement.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

2.5.                              Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assignees, legal representatives and heirs.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.6.                              Modification or Amendment.  Neither this Agreement nor any provisions hereof can be modified, amended, changed, discharged or terminated except by an instrument in writing, signed by each of the Shareholders.

2.7.                              Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

2.8.                              Notices.  All notices to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument, delivered by hand in person, or by express overnight courier service, or by electronic facsimile transmission (with a copy sent by first class mail, postage prepaid), or by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth herein or at such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties.

All such notices shall be effective and deemed duly given when received or when attempted delivery is refused.

2.9.                              Definitions.  Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Pledge and Security Agreement.

2.10.                        No Other Agreements.  Each party represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no party shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement in counterparts as of the date first above specified.

COMPUCREDIT CORPORATION

By:
Name:
Title:

COLUMBUS BANK AND TRUST COMPANY

By:
Name:
Title: